UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2012

Union Drilling, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51630	16-1537048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas		76109
(Address of Principal Executive Offices)		(Zip Code)

(817) 735-8793

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On November 5, Union Drilling, Inc., a Delaware corporation (the “Company”), became a direct, wholly owned subsidiary of Sidewinder Drilling Inc., a Delaware corporation (“Sidewinder”), as a result of the merger (the “Merger”) of Fastball Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Sidewinder (“Merger Sub”), with and into the Company. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 24, 2012 among the Company, Sidewinder and Merger Sub (the “Merger Agreement”). Sidewinder and Merger Sub are affiliates of Avista Capital Partners III, L.P. and Avista Capital Partners (Offshore) III, L.P. (collectively, “Avista”).

Item 1.01.	Entry into a Material Definitive Agreement.

1. Revolving Facility

On November 5, 2012, in connection with the Merger, Sidewinder, Crown Drilling of Pennsylvania, LLC, a Pennsylvania limited liability company (“Crown”), and the Company (together with Sidewinder and Crown, the “Borrowers”), entered into a revolving credit and security agreement (the “Credit Agreement”) and related security and other agreements for a $50.0 million senior secured revolving loan facility (the “Revolving Facility”) with the financial institutes which are now or hereafter become a party thereto (the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (in such capacity, the “Agent”).

The Revolving Facility includes borrowing capacity in the form of letters of credit of up to $10.0 million at any time outstanding. The Credit Agreement also permits the Borrowers to increase commitments under the Revolving Facility in an aggregate amount of up to $50.0 million. The availability of such additional capacity is subject to various conditions.

Interest Rate and Fees. Borrowings under the Revolving Facility bear interest at a rate per annum equal to either (a) a base rate determined by reference to the highest of (i) the federal funds effective rate plus 1/2 of 1.00%, (ii) the commercial lending rate of PNC, and (iii) the Daily LIBOR Rate plus 1% (as defined in the Credit Agreement) plus 1.00%, in each case plus an applicable margin ranging from 1.25% to 1.75% based on the facility usage, or (b) a LIBOR rate determined by the Agent equal to the offered rate that appears on the Bloomberg Page BBAM1 or the rate which is quoted by another source selected by the Agent which has been approved by the British Bankers’ Association as an authorized information vendor for purposes of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market, in each case plus an applicable margin ranging from 2.25% to 2.75% based on the facility usage. In addition to paying interest on outstanding principal under the Revolving Facility, the Borrowers are required to pay customary agency fees, a facility fee and certain fees in respect of letters of credit issued under the Revolving Facility.

Amortization and Final Maturity. The Revolving Facility does not require any scheduled amortization. Any principal amount outstanding under the Revolving Facility will be due and payable on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the Revolving Facility are secured, subject to certain exceptions, by substantially all of the assets of each Borrower, as well as a first-priority pledge of all of the capital stock of each domestic subsidiary and first-tier foreign subsidiary of Sidewinder (which pledge, in the case of the voting capital stock of foreign subsidiaries, is limited to 65% of such capital stock).

Certain Other Provisions. The Credit Agreement contains a number of covenants that, among other things, include restrictions on incurring indebtedness, creating liens, mergers, sale of assets, dividends and stock repurchases, investments, capital expenditures, entering into transactions with affiliates, forming any subsidiary or entering into joint ventures and substantially changing the nature of the business in which any Borrower is engaged on the date of the agreement.

In addition to the foregoing negative and financial covenants, the Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including upon a change of control or change of ownership).

2. 9.750% Senior Notes Due 2019

On November 2, 2012, Sidewinder issued $250 million aggregate principal amount of its 9.750% senior notes due 2019 (the “Notes) under an indenture, dated as of November 2, 2012 (the “Initial Indenture”) among Sidewinder, Crown Drilling and Merger Sub, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were sold pursuant to a Purchase Agreement, dated as of October 23, 2012, by and among Sidewinder, the Guarantors, and Jefferies & Company, Inc., as representative of the several initial purchasers party thereto (collectively, the “Initial Purchasers”). On November 5, 2012, Sidewinder, the Company, Crown and the Trustee executed a First Supplemental Indenture (the “First Supplemental Indenture” and together with the Initial Indenture, the “Indenture”) pursuant to which the Company assumed the obligations of Merger Sub under the Initial Indenture and the Notes and the Company guaranteed the Notes on an unsecured senior basis. The Notes bear interest at a rate of 9.750% per annum, and interest is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2013. The Notes will mature on November 15, 2019.

At any time prior to November 15, 2015, Sidewinder may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 109.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not greater than the net cash proceeds of an of certain equity offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Sidewinder and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such equity offering.

In addition, at any time prior to November 15, 2016, Sidewinder may on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount plus a “make-whole premium” and accrued and unpaid interest, if any, to the date of redemption. In addition, Sidewinder may redeem the Notes, in whole or in part, at any time on or after November 15, 2016 at the applicable redemption price plus accrued and unpaid interest, if any, to the date of redemption.

The Notes are Sidewinder’s senior unsecured obligations and rank equally in right of payment with all of Sidewinder’s existing and future senior indebtedness and senior in right of payment to any future subordinated indebtedness of Sidewinder. The notes will rank effectively junior to Sidewinder’s secured debt to the extent of the collateral, including secured debt under the Revolving Facility, and will be effectively junior to liabilities of any of Sidewinder’s future subsidiaries that do not guarantee the notes.

Upon certain change of control events, each noteholder may require Sidewinder to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture provides that the following are an event of default with respect to the Notes: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by Sidewinder to comply with certain covenants relating to merger, consolidation or sale of assets; (4) failure by Sidewinder or any of its restricted subsidiaries for 60 days after receipt of written notice given by the Trustee or the noteholders of at least 25% in principal amount of the outstanding Notes to comply with any of the obligations, covenants or agreements contained in the Indenture (or 120 days in the case of Sidewinder’s reporting obligations); (5) default under any mortgage, indenture or instrument for money borrowed by Sidewinder or any of its restricted subsidiaries or the payment of which is guaranteed by Sidewinder or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if both: (a) such default either results from the failure to pay any principal of, premium or interest, if any, on such indebtedness (after giving effect to any applicable grace periods) or results in the acceleration of such indebtedness prior to its express maturity; and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay the principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $20 million or more; (6) failure by Sidewinder or any restricted subsidiary to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgment becomes final; (7) except as permitted by the Indenture, any note guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases to be in full force and effect, or any guarantor or person acting on behalf of any guarantor denies or disaffirms its obligations under its note guarantee; or (8) certain events of bankruptcy or insolvency with respect to Sidewinder or any significant subsidiary (or any group of restricted subsidiaries that together would constitute a significant subsidiary).

If any event of default occurs and is continuing (other than of a type specified in clause (6) above), the Trustee or the noteholders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the then outstanding Notes to be due and payable immediately. If certain bankruptcy or insolvency events of default occur with respect to Sidewinder or any significant subsidiary (or any group of restricted subsidiaries that together would constitute a significant subsidiary), all outstanding Notes will become due and payable without any other act on the part of the Trustee or the noteholders.

The Indenture contains customary covenants, including restrictions on Sidewinder’s and certain of its subsidiaries’ ability to incur additional indebtedness and guarantee indebtedness; pay dividends on or make any other distribution on its capital stock; redeem or repurchase certain debt; make certain investments; create liens; enter into transactions with Sidewinder’s affiliates; consolidate, merge, or transfer all or substantially all of Sidewinder’s assets; and enter into agreements restricting Sidewinder’s restricted subsidiaries’ ability to pay dividends, make loans to Sidewinder or any restricted subsidiary that is a guarantor or sell, lease or transfer assets to Sidewinder or any restricted subsidiary that is a guarantor. The covenants are subject to a number of exceptions and qualifications.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on October 5, 2012, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.01 par value, of the Company (“Shares”) at a purchase price of $6.50 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable withholding taxes.

On November 5, 2012, the Company and Sidewinder announced the results of the Offer. On November 5, 2012, Merger Sub accepted the Shares tendered in the Offer for payment and paid for such Shares, and the Company and Sidewinder announced the completion of the Offer. Immediately following the completion of the Offer, the transactions contemplated by the Support Agreements (as defined in the Merger Agreement) were consummated. Because Merger Sub then owned more than 90% of the outstanding Shares, in accordance with the Merger Agreement and as permitted by applicable law, Merger Sub merged with and into the Company. At the effective time of the Merger (the “Effective Time”), (i) the Company was the surviving corporation and now is a wholly owned direct subsidiary of Sidewinder and (ii) each outstanding Share not validly tendered, accepted for payment and paid for pursuant to the Offer, other than Shares held by the Company as treasury stock, by Sidewinder or Merger Sub, or by stockholders of the Company who validly exercise their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), was converted into the right to receive the Offer Price, net to the seller thereof in cash, without interest thereon and less any applicable withholding taxes. Following the Effective Time, the Shares will be delisted from The NASDAQ Global Select Market, and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of the Shares. The information set forth under Items 1.01, 3.01 and Item 5.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

The descriptions of the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 28, 2012, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market LLC (“Nasdaq”). On November 5, 2012, the Company notified Nasdaq of its intent to remove its Shares from listing on The NASDAQ Global Select Market and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares, which Nasdaq filed on such date. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on The NASDAQ Global Select Market was suspended as of the opening of trading on November 6, 2012.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated herein by reference to this Item 3.03.

At the Effective Time, each outstanding Share immediately prior to the Effective Time (other than Shares held by the Company as treasury stock, by Sidewinder or Merger Sub, or by stockholders of the Company who validly exercise their appraisal rights in accordance with Section 262 of the DGCL) was converted into the right to receive the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of and payment for Shares in the Offer, on November 5, 2012, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly owned direct subsidiary of Sidewinder. The disclosure under Items 2.01 and 3.01 of this Current Report is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $249 million. The funds used to consummate the Offer and the Merger were from an equity contribution by Avista, proceeds received in connection with the Revolving Facility and the issuance of the Notes, as described in Item 1.01 above, and available cash from the Company’s balance sheet.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each member of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the Effective Time. Each such director resigned pursuant to the terms of the Merger Agreement and not because of any disagreement with the Company. Pursuant to the terms of the Merger Agreement, on November 5, 2012, each of Mr. Jeffrey P. Gunst, Mr. Trevor M. Turbidy and Mr. John C. Cole became a member of the Company’s board of directors as of the Effective Time.

Also pursuant to the terms of the Merger Agreement, on November 5, 2012 at the Effective Time, the officers of Merger Sub became the officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation in effect immediately prior to the Effective Time was amended and restated (the “Amended and Restated Certificate of Incorporation”) to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement. In addition, as of the Effective Time, the Company’s bylaws in effect immediately prior to the Effective Time were amended and restated to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “Union Drilling, Inc.”

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	Union Drilling, Inc.

	By:	/s/ John A. Gallegos, Jr.
	Name:	John A. Gallegos, Jr.
	Title:	Secretary and Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company